UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): (December 18, 2002)

GERBER SCIENTIFIC, INC. (Exact name of Registrant as specified in its charter)

CONNECTICUT	1-5865	06-0640743
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

83 Gerber Road West, South Windsor, Connecticut	06074
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(860-644-1551)

Not Applicable
(Former name or former address, if changes since last report)

Item 5.     Other Events

See the following press release, dated December 18, 2002, announcing that the shareholder class actions against Gerber Scientific, Inc. have been dismissed.

For Immediate Release	Contact: Shawn M. Harrington
December 18, 2002	(860) 644-1551

GERBER SCIENTIFIC ANNOUNCES DISMISSAL OF SHAREHOLDER CLASS ACTION

SOUTH WINDSOR, CT, December 18, 2002 -- Gerber Scientific, Inc. (NYSE: GRB) today announced that the shareholder class actions (Berger, et. al. Vs Gerber Scientific, Inc., et al.) brought in April, 2002, and consolidated into a single action in June, 2002, have been voluntarily dismissed by the plaintiffs, with consent of the defendants, in a filing today with the U.S. District Court for the District of Connecticut. The filing provides that no payments have been made or are to be made to any of the parties and that the dismissal "does not constitute any admission...by any party" with respect to the allegations asserted. This dismissal is without prejudice and it is possible these claims could be re-filed in the future.

About Gerber Scientific, Inc.

Gerber Scientific is the world's leading supplier of sophisticated automated manufacturing systems for sign making and specialty graphics, apparel and flexible goods, and optical lens processing. Headquartered in South Windsor, Connecticut, the company operates through four wholly owned subsidiaries: Gerber Scientific Products and Spandex PLC, Gerber Technology, and Gerber Coburn.

Safe Harbor Statement:

In addition to the historical information contained herein, there are matters discussed that are considered to be "forward-looking statements." The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. These forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors affecting the company's operations, markets, products, and services, that could significantly affect results in the future. For a discussion of other risk factors relating to the company's business, see the company's Quarterly Reports on Form 10-Q for the quarters ended July 31, 2002 and October 31, 2002 and its Annual Report on Form 10-K for the year ended
April 30, 2002, as filed with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date of this release, and the company assumes no obligation to update or revise any forward-looking statements contained in this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERBER SCIENTIFIC, INC.
(Registrant)

Date:	December 18, 2002	By:	/s/ Shawn M. Harrington
Shawn M. Harrington Executive Vice President (Principal Financial and Accounting Officer)